Exhibit 99.1

JDA Software Announces Third Quarter 2012 Results

Strong Cash Flow Drives Cash Balance Over $400 Million

Scottsdale, Ariz. – Nov. 1, 2012—JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, today announced financial results for the third quarter ended Sept. 30, 2012. In a separate announcement made today, JDA reported that it has entered into a definitive merger agreement with entities affiliated with RedPrairie under which JDA shareholders will receive $45.00 per share in an all-cash transaction.

JDA reported third quarter revenue of $164.5 million, compared to $173.1 million of revenue reported in third quarter 2011. Adjusted EBITDA was $44.5 million in third quarter 2012 compared to $52.9 million in the third quarter of 2011, generating an adjusted EBITDA margin of 27 percent in the current quarter compared to 31 percent in the third quarter of 2011.

JDA also reported adjusted non-GAAP earnings per share for third quarter 2012 of $0.53, compared to $0.67 per share reported in the third quarter 2011. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the revenue recognition investigation and restatement in 2012. GAAP net income attributable to common shareholders for third quarter 2012 was $11.1 million or $0.26 per diluted share, compared to $18.3 million or $0.43 per share in the third quarter 2011.

Conference Call Information

In view of the separate announcement made today that JDA has entered into a definitive merger agreement with entities affiliated with RedPrairie, under which JDA shareholders will receive $45.00 per share in an all-cash transaction, JDA has cancelled its third quarter 2012 earnings conference call scheduled for 4:45 EDT on Nov 5, 2012. During the pendency of the transaction, the Company will report quarterly results consistent with its current schedule, but will not host quarterly conference calls.

Software and Subscription

Software and subscription revenue was $31.5 million in the third quarter 2012 compared to $38.5 million in the third quarter 2011. In 2012, the Europe, Middle East and Africa (EMEA) region license sales in Europe and license sales to manufacturing customers in North America were negatively impacted by the overall macro-economic conditions. License sales in the Asia-Pacific region continued to show a recovery as sales in this region increased 88 percent over Q3 2011, to $3.2 million. The Company closed 37 software deals, including six deals in excess of $1 million in the current quarter, compared to 49 deals, including 10 over $1 million in the prior year period. Additionally, the average sales price for the trailing 12 months ended Sept. 30, 2012 was $724,000 compared to $843,000 for the trailing 12 months ended Sept. 30, 2011.

Maintenance and Support Services

Maintenance revenue increased 2 percent to $68.8 million in the third quarter 2012 from $67.6 million in the third quarter 2011. This increase was due to a continued strong retention rate of 95.3 percent, compared to 95.7 percent in the third quarter 2011, and the high level of attachment of maintenance contracts to new license deals. Maintenance gross margins remained solid at 79.5 percent in the third quarter 2012 compared to 79.8 percent in the third quarter 2011.

Consulting Services

Consulting services revenue was $64.3 million in the third quarter 2012 compared to $67.0 million in the third quarter 2011. Consulting revenue was negatively impacted due to a large year-over-year reduction in scope of work from a customer in the Asia-Pacific region. Consulting services gross margins declined to 20.8 percent in the third quarter 2012 compared to 24.6 percent in the third quarter 2011 due to a decrease in billable hours, partially offset by an increase in average billing rates. Sequentially, consulting gross margins decreased slightly from 21.6 percent in the second quarter 2012.

Other Financial Data

•

Product development expenses as a percent of revenue remained constant at 11 percent in the third quarter 2012 compared to the third quarter 2011, reflecting the ongoing commitment to enhancing the Company’s technology and solutions. Sales and marketing expenses as a percent of revenue remained at 15 percent in the third quarter 2012 compared to the third quarter 2011. General and administrative expenses as a percent of revenue were 13 percent in the third quarter 2012 compared to 9 percent in the third quarter 2011. The increase in the third quarter 2012 amounts are primarily due to increased personnel and infrastructure systems costs, and also include $1.7 million of costs associated with the revenue recognition investigation and restatement completed in the quarter.

•

Cash flow provided by operations increased to $40.4 million in third quarter 2012 as compared to cash flow provided by operations of $36.9 million in third quarter 2011 driven primarily by strong collections in the current period.

•	Cash and cash equivalents, including restricted cash, sequentially increased by $45.3 million to $411.7 million at Sept. 30, 2012, from $366.4 million at June 30, 2012.

Third Quarter 2012 Regional License Deals

The following presents a high-level summary of JDA’s regional software sales performance:

•

JDA reported $23.3 million in software license and subscription revenues in its Americas region during third quarter 2012, compared to $29.4 million in third quarter 2011. Companies signing new software licenses in third quarter 2012 include: Colombia Sportswear Company, Coppel S.A. de C.V., CVS Corporation, DIN S.A. (Abcdin), Federated Co-operative Ltd., IPSCO Tubulars, Inc., L.L. Bean, Inc., Ollie’s Bargain Outlet, and Via Rail Canada.

•

Software license and subscription revenues in the EMEA region were $4.9 million in third quarter 2012 compared to $7.4 million in third quarter 2011. New software deals in the EMEA region include: Cape Union Mart International (PTY) Ltd., Massmart (PTY) Ltd., and Shoprite Checkers (PTY) Ltd.

•

JDA’s Asia-Pacific region software license and subscription revenues increased 88 percent to $3.2 million in third quarter 2012 compared to $1.7 million in third quarter 2011. New software deals in the Asia-Pacific region include: Pernod Ricard China, and Shoppers Stop Ltd.

Nine Months Ended Sept. 30, 2012 Results

•

Revenue for the nine months ended Sept. 30, 2012 decreased two percent to $495.5 million from $506.1 million for the nine months ended Sept. 30, 2011. The overall revenue decrease was driven by a decrease in software and subscription revenue, partially offset by increases in maintenance and services revenue.

•	Adjusted EBITDA was $127.6 million, or 26 percent of revenue, for the nine months ended Sept. 30, 2012 compared to $137.1 million, or 27 percent of revenue, in the first nine months of 2011.

•

Adjusted non-GAAP earnings per share for the nine months ended Sept. 30, 2012 was $1.51 compared to $1.68 per share for the nine months ended Sept. 30, 2011. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation, costs related to the revenue recognition investigation and restatement in 2012 and a credit associated with the favorable settlement of the patent infringement case in 2011.

•

The GAAP net income applicable to common shareholders for the nine months ended Sept. 30, 2012 was $26.4 million or $0.61 per share, compared to net income of $79.1 million or $1.85 per share for the nine months ended Sept. 30, 2011. Results for the nine months ended Sept. 2012 include $12.5 million of costs related to the revenue recognition investigation and restatement in 2012. Results for the nine months ended Sept. 30, 2011 include a $37.5 million pre-tax credit associated with the favorable settlement of the patent infringement case.

•

Cash flow from operations was $118.2 million for the nine months ended Sept. 30, 2012 compared to cash flow from operations of $130.0 million for the nine months ended Sept. 30, 2011. The decrease in operating cash flow from the prior period was primarily due to $37.5 million received in 2011 from the favorable patent litigation settlement and 2012 improvements in working capital from favorable changes in payables and receivables.

About JDA Software Group

JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is the leading provider of innovative supply chain management, merchandising and pricing excellence solutions worldwide. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the manufacturing, wholesale distribution, transportation, retail and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA’s robust services offering, including complete solution lifecycle management via JDA Cloud Services, provides customers with leading-edge industry practices and supply chain expertise, lower total cost of ownership, long-term business value, and 24/7 functional and technical support. To learn more, visit jda.com or email info@jda.com.

JDA Investor Relations Contact:

Mike Burnett, GVP, Treasury and Investor Relations

mike.burnett@jda.com

480-308-3392

JDA Corporate Communications Contact:

Beth Elkin, Vice President, Marketing and Corporate Communications

beth.elkin@jda.com

469-357-4225

JDA SOFTWARE GROUP, INC.

Q3 2012 FINANCIAL RESULTS

CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands, except per share data, unaudited)

	Three Months Ended September 30,				% Increase (Decrease)
	2012	% of Revenues	2011	% of Revenues
REVENUES:
Software licenses	$27,544	17%	$34,726	20%	-21%
Subscriptions and other recurring revenues	3,909	2%	3,738	2%	5%
Maintenance services	68,784	42%	67,632	39%	2%

Product revenues	100,237	61%	106,096	61%	-6%
Consulting services	59,090	36%	60,970	35%	-3%
Reimbursed expenses	5,193	3%	6,033	3%	-14%

Services revenue	64,283	39%	67,003	39%	-4%

Total Revenues	164,520	100%	173,099	100%	-5%
COST OF REVENUES:
Cost of software licenses	1,034	1%	1,009	1%	2%
Amortization of acquired software technology	1,702	1%	1,726	1%	-1%
Cost of maintenance services	14,101	9%	13,654	8%	3%

Cost of product revenues	16,837	10%	16,389	9%	3%
Cost of consulting services	45,733	28%	44,505	26%	3%
Reimbursed expenses	5,193	3%	6,033	3%	-14%

Cost of service revenue	50,926	31%	50,538	29%	1%

Total Cost of Revenues	67,763	41%	66,927	39%	1%

GROSS PROFIT	96,757	59%	106,172	61%	-9%
OPERATING EXPENSES:
Product development	18,297	11%	18,747	11%	-2%
Sales and marketing	24,265	15%	25,756	15%	-6%
General and administrative	21,009	13%	15,815	9%	33%
Amortization of intangibles	9,530	6%	9,562	6%	0%
Restructuring charges	(163)	0%	768	0%	-121%

Total Operating Expenses	72,938	44%	70,648	41%	3%

OPERATING INCOME	23,819	14%	35,524	21%	-33%
Interest expense and amortization of loan fees	6,608	4%	6,435	4%	3%
Interest income and other, net	(1,253)	-1%	(641)	0%	NM

INCOME BEFORE INCOME TAXES	18,464	11%	29,730	17%	-38%
Income tax provision	7,413	5%	11,443	7%	-35%

NET INCOME	$11,051	7%	$18,287	11%	-40%

EARNINGS PER SHARE:
Basic	$0.26		$0.43		-40%
Diluted	$0.26		$0.43		-40%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,969		42,511		1%
Diluted	43,191		42,795		1%

Note: Subtotals may not add due to rounding.

JDA SOFTWARE GROUP, INC.

YTD Q3 2012 FINANCIAL RESULTS

CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands, except per share data, unaudited)

	Nine Months Ended September 30,				% Increase (Decrease)
	2012	% of Revenues	2011	% of Revenues
REVENUES:
Software licenses	$84,977	17%	$100,591	20%	-16%
Subscriptions and other recurring revenues	11,695	2%	12,582	2%	-7%
Maintenance services	202,312	41%	198,545	39%	2%

Product revenues	298,984	60%	311,718	62%	-4%
Consulting services	179,852	36%	177,156	35%	2%
Reimbursed expenses	16,627	3%	17,265	3%	-4%

Services revenue	196,479	40%	194,421	38%	1%

Total Revenues	495,463	100%	506,139	100%	-2%
COST OF REVENUES:
Cost of software licenses	3,469	1%	3,139	1%	11%
Amortization of acquired software technology	5,107	1%	5,393	1%	-5%
Cost of maintenance services	42,435	9%	42,376	8%	0%

Cost of product revenues	51,011	10%	50,908	10%	0%
Cost of consulting services	137,638	28%	138,015	27%	0%
Reimbursed expenses	16,627	3%	17,265	3%	-4%

Cost of service revenue	154,265	31%	155,280	31%	-1%

Total Cost of Revenues	205,276	41%	206,188	41%	0%

GROSS PROFIT	290,187	59%	299,951	59%	-3%
OPERATING EXPENSES:
Product development	56,101	11%	58,601	12%	-4%
Sales and marketing	73,632	15%	77,360	15%	-5%
General and administrative	70,354	14%	54,488	11%	29%
Amortization of intangibles	28,590	6%	28,872	6%	-1%
Restructuring charges	2,280	0%	1,279	0%	78%
Litigation settlement	—	0%	(37,500)	-7%	NM

Total Operating Expenses	230,957	47%	183,100	36%	26%

OPERATING INCOME	59,230	12%	116,851	23%	-49%
Interest expense and amortization of loan fees	19,562	4%	19,085	4%	2%
Interest income and other, net	(3,192)	-1%	(2,641)	-1%	NM

INCOME BEFORE INCOME TAXES	42,860	9%	100,407	20%	-57%
Income tax provision	16,505	3%	21,294	4%	-22%

NET INCOME	$26,355	5%	$79,113	16%	-67%

EARNINGS PER SHARE:
Basic	$0.62		$1.87		-67%
Diluted	$0.61		$1.85		-67%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,852		42,334		1%
Diluted	42,992		42,715		1%

Note: Subtotals may not add due to rounding.

JDA SOFTWARE GROUP, INC.

Q3 2012 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data, unaudited)

	Three Months Ended September 30,						% Increase (Decrease)
	2012 GAAP	Adj.	2012 Non-GAAP	2011 GAAP	Adj.	2011 Non-GAAP	Non-GAAP
TOTAL COST OF REVENUES	$67,763	$(2,450)	$65,313	$66,927	$(2,250)	$64,677	1%
Stock-based compensation:
Cost of maintenance services	14,101	(210)	13,891	13,654	(117)	13,537
Cost of consulting services	45,733	(538)	45,195	44,505	(407)	44,098
Amortization:
Amortization of acquired software technology	1,702	(1,702)	—	1,726	(1,726)	—
TOTAL OPERATING EXPENSES	$72,938	$(14,493)	$58,445	$70,648	$(11,912)	$58,736	0%
Stock-based compensation:
Product development	18,297	(556)	17,741	18,747	(284)	18,463
Sales and marketing	24,265	(906)	23,359	25,756	(223)	25,533
General and administrative	21,009	(1,942)	19,067	15,815	(1,075)	14,740
Amortization of intangibles	9,530	(9,530)	—	9,562	(9,562)	—
Restructuring charges	(163)	163	—	768	(768)	—
Investigation and restatement costs (2)	1,722	(1,722)	—	—	—	—
Litigation settlement	—	—	—	—	—	—
OPERATING INCOME	$23,819	$16,943	$40,762	$35,524	$14,162	$49,686	-18%
OPERATING MARGIN %	14%		25%	21%		29%	-4%
INCOME TAX EFFECTS (3)	$7,413	$4,979	$12,392	$11,443	$3,919	$15,362	-19%
NET INCOME	$11,051		$23,015	$18,287		$28,530	-19%
DILUTED EARNINGS PER SHARE	$0.26		$0.53	$0.43		$0.67	-21%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	43,191		43,191	42,795		42,795	1%

	2012 Non-Adjusted	Adj.	2012 Adjusted	2011 Non-Adjusted	Adj.	2011 Adjusted
Net income	$11,051			$18,287
Income tax provision	7,413			11,443
Interest expense and amortization of loan fees	6,608			6,435
Amortization of acquired software technology	1,702			1,726
Amortization of intangibles	9,530			9,562
Depreciation	3,774			3,227

EBITDA	$40,078			$50,680
Restructuring charges		$(163)			$768
Stock-based compensation		4,152			2,106
Interest income and other, net		(1,253)			(641)
Investigation and restatement costs		1,722			—
Litigation settlement		—			—

EBITDA	$40,078	$4,458	$44,536	$50,680	$2,233	$52,913	-16%
EBITDA MARGIN %	24%		27%	29%		31%

(1)

This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2)	Investigation and restatement costs are included in the General and administrative line on the Consolidated Statement of Operations

(3)	Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA SOFTWARE GROUP, INC.

YTD Q3 2012 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data, unaudited)

	Nine Months Ended September 30,						% Increase (Decrease)
	2012 GAAP	Adj.	2012 Non-GAAP	2011 GAAP	Adj.	2011 Non-GAAP	Non-GAAP
TOTAL COST OF REVENUES	$205,276	$(6,812)	$198,464	$206,188	$(7,441)	$198,747	0%
Stock-based compensation:
Cost of maintenance services	42,435	(492)	41,943	42,376	(458)	41,918
Cost of consulting services	137,638	(1,213)	136,425	138,015	(1,590)	136,425

Amortization:
Amortization of acquired software technology	5,107	(5,107)	—	5,393	(5,393)	—

TOTAL OPERATING EXPENSES	$230,957	$(50,338)	$180,619	$183,100	$(2,764)	$180,336	0%
Stock-based compensation:
Product development	56,101	(1,087)	55,014	58,601	(1,520)	57,081
Sales and marketing	73,632	(2,004)	71,628	77,360	(3,083)	74,277
General and administrative	70,354	(3,920)	66,434	54,488	(5,510)	48,978

Amortization of intangibles	28,590	(28,590)	—	28,872	(28,872)	—
Restructuring charges	2,280	(2,280)	—	1,279	(1,279)	—
Investigation and restatement costs (2)	12,457	(12,457)	—	—	—	—
Litigation settlement	—	—	—	(37,500)	37,500	—

OPERATING INCOME	$59,230	$57,150	$116,380	$116,851	$10,205	$127,056	-8%

OPERATING MARGIN %	12%		23%	23%		25%	-2%

INCOME TAX EFFECTS (3)	$16,505	$18,499	$35,004	$21,294	$17,420	$38,714	-10%

NET INCOME	$26,355		$65,006	$79,113		$71,898	-10%

DILUTED EARNINGS PER SHARE	$0.61		$1.51	$1.85		$1.68	-10%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,992		42,992	42,715		42,715	1%

	2012 Non-Adjusted	Adj.	2012 Adjusted	2011 Non-Adjusted	Adj.	2011 Adjusted
Net income	$26,355			$79,113
Income tax provision	16,505			21,294
Interest expense and amortization of loan fees	19,562			19,085
Amortization of acquired software technology	5,107			5,393
Amortization of intangibles	28,590			28,872
Depreciation	11,235			9,996

EBITDA	$107,354			$163,753

Restructuring charges		$2,280			$1,279
Stock-based compensation		8,716			12,161
Interest income and other, net		(3,192)			(2,641)
Investigation and restatement costs		12,457			—
Litigation settlement		—			(37,500)

EBITDA	$107,354	$20,261	$127,615	$163,753	$(26,701)	$137,052	-7%

EBITDA MARGIN %	22%		26%	32%		27%

(1)

This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2)	Investigation and restatement costs are included in the General and administrative line on the Consolidated Statement of Operations
(3)	Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA SOFTWARE GROUP, INC.

Q3 2012 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$408,284	$285,512
Restricted cash	3,004	8,733
Accounts receivable, net	96,814	114,778
Deferred tax assets—current portion	36,660	32,063
Prepaid expenses and other current assets	26,723	24,584

Total Current Assets	571,485	465,670

Non-Current Assets:
Restricted cash	410	652
Property and equipment, net	52,655	52,541
Goodwill	231,377	231,377
Other intangibles, net	108,185	141,882
Deferred tax assets—long-term portion	244,072	258,271
Other non-current assets	18,911	20,565

Total Non-Current Assets	655,610	705,288

TOTAL ASSETS	$1,227,095	$1,170,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,342	$7,740
Accrued expenses and other liabilities	80,760	73,111
Deferred revenue—current portion	116,372	108,217

Total Current Liabilities	205,474	189,068

Non-Current Liabilities:
Long-term debt	273,626	273,210
Accrued exit and disposal obligations	2,773	3,926
Liability for uncertain tax positions	3,194	4,098
Deferred revenue—long-term portion	5,252	8,115
Other non-current liabilities	5,247	1,368

Total Non-Current Liabilities	290,092	290,717

TOTAL LIABILITIES	$495,566	$479,785

Stockholders' Equity:
Common stock	453	449
Additional paid-in capital	582,704	571,593
Retained earnings	180,906	154,551
Accumulated other comprehensive income	3,702	(2,454)
Treasury stock	(36,236)	(32,966)

Total Stockholders’ Equity	731,529	691,173

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,227,095	$1,170,958

JDA SOFTWARE GROUP, INC.

Q3 2012 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

($ in thousands, unaudited)

	Three Months Ended September 30,
	2012	2011
Cash Flows From Operating Activities:
Net income	$11,051	$18,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,006	14,515
Provision for doubtful accounts	202	—
Amortization of loan fees	620	631
Net loss (gain) on disposal of property and equipment	(35)	4
Stock-based compensation	4,152	2,106
Deferred income taxes	4,606	11,601
Changes in assets and liabilities, net of effects from business acquisition:
Accounts receivable	30,300	5,116
Prepaid expenses and other assets	(2,053)	1,804
Accounts payable	(1,289)	(3,056)
Accrued expenses and other liabilities	2,135	7,619
Deferred revenue	(24,265)	(21,700)

Net cash provided by operating activities	$40,430	$36,927

Cash Flow From Investing Activities:
Change in restricted cash	562	(37)
Purchase of property and equipment	(4,039)	(2,810)
Proceeds from disposal of property and equipment	42	1

Net cash used in investing activities	$(3,435)	$(2,846)

Cash Flow From Financing Activities:
Issuance of common stock—equity plans	619	1,763
Purchase of treasury stock and other, net	(2,657)	(639)
Conversion of warrants	—	—
Proceeds from bank advances	7,090	—
Debt issuance costs	—	(26)

Net cash (used in) provided by financing activities	$5,052	$1,098

Effect of exchange rates on cash and cash equivalents	3,807	(2,279)

Net increase in cash and cash equivalents	$45,854	$32,900

Cash and Cash Equivalents, Beginning of Period	$362,430	$256,758

Cash and Cash Equivalents, End of Period	$408,284	$289,658

JDA SOFTWARE GROUP, INC.

YTD Q3 2012 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

($ in thousands, unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash Flows From Operating Activities:
Net income	$26,355	$79,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,932	44,261
Provision for doubtful accounts	204	—
Amortization of loan fees	1,853	1,739
Net loss (gain) on disposal of property and equipment	74	24
Stock-based compensation	8,716	12,161
Deferred income taxes	9,603	18,566
Changes in assets and liabilities, net of effects from business acquisition:
Accounts receivable	18,927	(16,796)
Income tax receivable
Prepaid expenses and other assets	(1,967)	(2,974)
Accounts payable	488	(14,957)
Accrued expenses and other liabilities	3,329	659
Income tax payable
Deferred revenue	5,640	8,245

Net cash provided by operating activities	$118,154	$130,041

Cash Flow From Investing Activities:
Change in restricted cash	5,971	(2,293)
Purchase of property and equipment	(8,875)	(7,625)
Proceeds from disposal of property and equipment	397	51

Net cash provided by (used in) investing activities	$(2,507)	$(9,867)

Cash Flow From Financing Activities:
Issuance of common stock—equity plans	2,399	5,261
Purchase of treasury stock and other, net	(3,270)	(5,166)
Conversion of warrants	—	671
Proceeds from bank advances	7,090	—
Debt issuance costs	—	(1,727)

Net cash provided by (used in) financing activities	$6,219	$(961)

Effect of exchange rates on cash and cash equivalents	906	(1,173)

Net increase in cash and cash equivalents	$122,772	$118,040

Cash and Cash Equivalents, Beginning of Period	$285,512	$171,618

Cash and Cash Equivalents, End of Period	$408,284	$289,658

JDA SOFTWARE GROUP, INC.

Q3 2012 FINANCIAL RESULTS

SUPPLEMENTAL DATA

($ in thousands, unaudited)

	2011					2012
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	YTD TOTAL
REVENUES:
Software licenses	$35,644	$30,221	$34,726	$39,626	$140,217	$25,393	$32,040	$27,544	$84,977
Subscriptions and other recurring revenues	4,994	3,850	3,738	4,181	16,763	4,032	3,754	3,909	11,695
Maintenance services	64,782	66,131	67,632	67,240	265,785	66,713	66,815	68,784	202,312

Product revenues	105,420	100,202	106,096	111,047	422,765	96,138	102,609	100,237	298,984
Consulting services	57,378	58,808	60,970	67,890	245,046	60,489	60,273	59,090	179,852
Reimbursed expenses	4,720	6,512	6,033	6,167	23,432	5,559	5,875	5,193	16,627

Services revenue	62,098	65,320	67,003	74,057	268,478	66,048	66,148	64,283	196,479

Total Revenues	$167,518	$165,522	$173,099	$185,104	$691,243	$162,186	$168,757	$164,520	$495,463

AS REPORTED REVENUE GROWTH RATES:
Software licenses	89%	27%	100%	26%	53%	-29%	6%	-21%	-16%
Subscriptions and other recurring revenues	16%	-34%	-35%	-21%	-21%	-19%	-2%	5%	-7%
Maintenance services	13%	9%	6%	4%	8%	3%	1%	2%	2%
Product revenues	31%	11%	22%	10%	18%	-9%	2%	-6%	-4%
Consulting services	33%	9%	-3%	22%	14%	5%	2%	-3%	2%
Reimbursed expenses	66%	43%	-4%	0%	18%	18%	-10%	-14%	-4%
Services revenue	35%	12%	-3%	20%	14%	6%	1%	-4%	1%
Total Revenues	33%	11%	11%	14%	16%	-3%	2%	-5%	-2%

SOFTWARE LICENSE AND SUBSCRIPTION REVENUES:
Americas	$24,214	$22,371	$29,387	$24,782	$100,754	$17,816	$25,971	$23,293	$67,080
EMEA	11,927	8,619	7,358	14,414	42,318	9,603	4,536	4,922	19,061
ASPAC	4,497	3,081	1,719	4,611	13,908	2,006	5,287	3,238	10,531

Total Software Revenues	$40,638	$34,071	$38,464	$43,807	$156,980	$29,425	$35,794	$31,453	$96,672

New sales	$6,096	$9,540	$7,693	$8,323	$31,652	$11,476	$3,221	$3,460	$18,157
Install-base sales	34,542	24,531	30,771	35,484	125,328	17,949	32,573	27,993	78,515

Total Software Revenues	$40,638	$34,071	$38,464	$43,807	$156,980	$29,425	$35,794	$31,453	$96,672

As % of Total
New sales	15%	28%	20%	19%	20%	39%	9%	11%	19%
Install-base sales	85%	72%	80%	81%	80%	61%	91%	89%	81%

Total Software Revenues	100%	100%	100%	100%	100%	100%	100%	100%	100%
GROSS PROFIT MARGINS BY LINE OF BUSINESS (1)
Software	93.2%	91.2%	92.9%	93.8%	92.8%	91.1%	91.0%	91.3%	91.1%
Maintenance	78.4%	77.7%	79.8%	79.9%	79.0%	79.1%	78.4%	79.5%	79.0%
Services	17.8%	17.8%	24.6%	33.7%	23.9%	22.1%	21.6%	20.8%	21.5%
Overall Gross Profit Margin	59.5%	56.8%	61.3%	64.7%	60.7%	58.1%	58.8%	58.8%	58.6%
MISCELLANEOUS
Average sales price (ASP) (2)—TTM	$708	$691	$843	$802		$741	$775	$724
Large deal count (greater than $1M) (2) —TTM	24	27	34	37		35	36	32
Maintenance Retention	98.5%	96.7%	95.7%	95.5%		97.2%	95.9%	95.3%

FREE CASH FLOW (3)
GAAP Operating Cash Flow	$59,216	$33,898	$36,927	$(20,210)	$109,831	$48,866	$28,858	$40,430	$118,154
Capital Expenditures	(2,997)	(1,818)	(2,810)	(11,819)	(19,444)	(3,000)	(1,836)	(4,039)	(8,875)

Free Cash Flow (4)	$56,219	$32,080	$34,117	$(32,029)	$90,387	$45,866	$27,022	$36,391	$109,279

% Growth over prior year						-18%	-16%	7%	-11%
Free Cash Flow	$56,219	$32,080	$34,117	$(32,029)	$90,387	$45,866	$27,022	$36,391	$109,279
Litigation settlements	(37,500)	—	—	54,000	16,500	—	—	—	—
Investigation and restatement costs	—	—	—	—	—	5,236	5,499	1,722	12,457

Adjusted Free Cash Flow	$18,719	$32,080	$34,117	$21,971	$106,887	$51,102	$32,521	$38,113	$121,736

(1)	Gross Profit Margins are calculated using line of business Revenue, less line of business Cost of Revenue, divided by line of business Revenue.
(2)	Trailing twelve months
(3)

This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(4)

Q1 2011 results included $37.5 million from favorable patent litigation settlement. Q4 2011 includes $54.0 million, net cash paid for the settlement with Dillard's. Q1, Q2 and Q3 2012 results include, $5.2 million, $5.5 million and $1.7 million, respectively, of investigation and restatement costs.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “believe,” “should,” “would,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” and “expect” and other words with forward-looking connotations. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in, or predicted by, any forward-looking statements. These factors and risks include, but are not limited to, financial, operational and legal risks and uncertainties detailed from time to time in the Company’s filings with the SEC. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

Use and Economic Substance of Non-GAAP Financial Measures Used by JDA

The Company uses non-GAAP measures of performance, including adjusted net income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:

•

Amortization charges for acquired software technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•

Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

•

Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•

Litigation settlement costs related to inherited i2 litigation and the investigation and restatement costs are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.

Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Some of the limitations in relying on non-GAAP financial measures are:

•

Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•

The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.

JDA Software Group, Inc.

14400 N. 87th Street

Scottsdale, Ariz. 85260